EXHIBIT 10.4

                   LEASE MODIFICATION AND SURRENDER AGREEMENT

     THIS LEASE MODIFICATION AND SURRENDER AGREEMENT (the "Agreement") is made as of this 30th day of June, 2003 between T.F. ASSOCIATES a New Jersey General Partnership having an address of P.O. Box 757, Red Bank, New Jersey 07701 ("Landlord") and STORAGE ENGINE, INC., a New Jersey Corporation, formerly known and operating as E.C.C.S., INC., having an office at One Sheila Drive, Tinton Falls, New Jersey 07701 ("Tenant").

                                R E C I T A L S:

     A. Landlord and Tenant entered into a lease dated September 20, 1988 regarding space at 1 Sheila Drive and subsequently amended to include 3 Sheila Drive, Tinton Falls, New Jersey (the "Original Lease"). The Original Lease was modified and amended on various dates pursuant to the following instruments:

          (1) Extension of Lease and Additional Space Amendment dated May 13, 1991;

          (2) Modifications of Lease dated June 10, 1992;

          (3) Modification of Lease dated February, 1993;

          (4) Modification of Lease dated March 1, 1993;

          (5) Modification of Lease dated September 1, 1994;

          (6) Lease Modification and Surrender Agreement as of January 1, 1995;

          (7) Lease Modification and Surrender Agreement (PCE and former FRG) dated August, 1995, initialed September 12, 1995;

          (8) Lease Renewal letter dated March 16, 2000; and

          (9) Lease Modification and Surrender Agreement dated April 26, 2001.

The Original Lease and all the foregoing modifications are collectively referred to herein as the "Lease".

     B. Tenant has vacated and desires to surrender certain space leased to it pursuant to the Lease comprising 6,034 rentable square feet in 1 Sheila Drive, known as Unit #7, ("Vacated Premises") and Landlord has agreed to allow Tenant to surrender such space and to reduce the rent and the term of the Lease, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, Landlord and Tenant agree as follows:

     1. Pursuant to the Lease, Tenant currently owes an operating cost reconciliation for calendar year 2002, as well as for the period of January 1, 2003 through July 31, 2003 being a total of $2,801.33. Tenant shall pay Landlord such amounts upon execution of this Agreement and as a condition of Landlord's agreement to allow Tenant to surrender the Vacated Premises as set forth herein.

     2. Tenant vacated the Vacated Premises on May 9, 2003, and as of the date of this Agreement hereby assigns, conveys, transfers, grants and surrenders to Landlord all of Tenant's right, title and interest in, to and under the Lease with respect to the Vacated Premises. Landlord accepts such surrender and as of the date of this Agreement agrees that the Lease shall be terminated and of no further force and effect with respect to the Vacated Premises, except as otherwise expressly provided in this Agreement. The Lease shall remain in full force and effect, except as set forth herein, for the Tenant's remaining premises as defined in the Lease.

     3. Tenant covenants, represents and warrants to Landlord that as of the date of this Agreement: (i) Tenant is and shall be the present tenant under the Lease and Tenant has no assigned, conveyed, encumbered, pledged, sublet or otherwise transferred, in whole or in part, its interest in the Lease; (ii)
there are no persons or entities claiming under Tenant, or who or which may claim under Tenant, any rights of possession with respect to the premises demised under the Lease; (iii) Tenant has the right, power and authority to execute and deliver this Agreement and to perform Tenant's obligations hereunder; (iv) this Agreement is a valid and binding obligation of Tenant enforceable against Tenant in accordance with the terms hereof; (v) no rent or other sums payable under the Lease have been prepaid more than one month in advance; (vi) there is no existing default by Landlord or Tenant, upon payment by Tenant of the amounts set forth in this Agreement, under any of the terms and provisions of the Lease, nor has ay event occurred which, with passage of time or notice, or both, would constitute a default; and (vii) Tenant has no defenses, setoffs or counterclaims against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Landlord and Tenant that might be set off or credited against the accruing rents. The foregoing covenants, representations and warranties shall survive the surrender of the Vacated Premises.

     4. On or before July 1, 2003, Tenant shall pay Landlord monthly rent, operating costs and real estate taxes for the remaining 12, 028 square feet, as well as the Vacated Premises in the amount of $24,732.68 for July 2003 ("July Payment"). Tenant's obligation to pay such charges survives the surrender of the Vacated Premises. Other than as set forth herein, Tenant shall not be obligated to pay rent, operating costs and real estate taxes attributable to the Vacated Premises for any period after July 31, 2003, provide Tenant make the July Payment on or before July 1, 2003. If Tenant fails to make the July Payment on or before July 1, 2003, rent and other charges under the Lease shall continue to accrue after July 1, 2003 and shall be paid in accordance with the terms of the lease.

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

     5. Effective as of the date of this Agreement, Tenant releases Landlord and its successors and assigns from all claims, obligations and liabilities of every kind and nature whatsoever, arising out of, or in connection with, the Vacated Premises.

     6. Effective as of the date of this Agreement, subject to payment of July, 2003 monthly rent and expenses and the operating cost reconciliation as provided herein, Landlord releases Tenant and its successors and assigns from all claims, obligations and liabilities of every kind and nature whatsoever arising out of, or in connection with, the Vacated Premises. Notwithstanding the foregoing, Tenant shall not be released from any covenant, representation or warranty contained in this Agreement or the Lease, which by the terms of this Agreement or the Lease is specifically stated to survive the surrender of the Vacated Premises or the termination of the Lease.

     7. Except as provided herein, all of the terms and conditions of the Lease remain in full force and effect, have not been modified, amended, supplemented, or superseded and contain the entire agreement between Landlord and Tenant.

     8. In no event shall Tenant be entitled to receive, or take any credit or offset, if the rent received or payable when Landlord relets the Vacated Premises exceeds the rent paid by Tenant under the lease for the Vacated Space.

     9. This Agreement shall inure to the benefit of and bind the successors and assigns of the respective parties.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     11. This Agreement shall not be binding upon or enforceable against Landlord unless and until Landlord shall have executed and delivered to Tenant an executed counterpart of this Agreement.

     12. This Agreement contains the entire understanding and agreement of the parties with respect to the matters set forth herein, and supersedes any prior agreements or understandings. This Agreement cannot be modified or amended except in a written instrument signed by the parties.

     13. As of August 1, 2003, Tenant's new monthly rental for the remaining 12,028 square feet will be $11,500.00 per month in addition to operating costs calculated at $2,706.30 for a total monthly payment of $14,206.30, plus any operating cost reconciliations or other charges due and owing under the Lease.

     14. As of the date of this Agreement, the term of the Lease shall be modified to terminate on December 31, 2003 ("Termination Date"). On or before the Termination Date, Tenant shall surrender and deliver the remaining premises to Landlord in accordance with the terms of the Lease.

     INTENDING TO BE LEGALLY BOUND, the parties to this Agreement have caused this Agreement to be executed as of the day and year first above written.

WITNESS:                                LANDLORD:

                                        T.F. ASSOCIATES, a New Jerssey
                                         General Partnership

/s/  Jackie Mazzina                     By: /s/ John Bowers, Jr.
--------------------------------           -------------------------------------
                                           Name:  John Bowers, Jr.
                                           Title:  Partner


                                        TENANT:

                                        STORAGE ENGINE, INC., a New Jersey
                                         Corporation

/s/  Patricia M. Aberle                 By: /s/ Gregg Azcuy
--------------------------------           -------------------------------------
                                           Nane:  Gregg Azcuy
                                           Title:  President and CEO



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